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                                                                    EXHIBIT 4(b)

         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of February 18, 2004, is between JORDAN INDUSTRIES, INC., an Illinois corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, as trustee (herein called the "Trustee").

                              PRELIMINARY STATEMENT

         The Company and the Trustee have entered into an Indenture, dated as of March 22, 1999 (the "Indenture") with respect to the Company's Series D 10.375% Senior Notes due 2007 (the "Securities"). Capitalized terms used herein but not otherwise defined herein shall have the meanings given them in the Indenture.

         Section 9.2 of the Indenture provides that, under certain circumstances, a supplemental indenture may be entered into by the Company and the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. In accordance with the terms of Sections 9.2 and 9.6 of the Indenture, the Company has, by resolution of the Board of Directors, authorized this First Supplemental Indenture. The Trustee has determined that this First Supplemental Indenture is in form satisfactory to it.

         The Company has solicited consents to proposed amendments to the Indenture pursuant to the Offering Memorandum/Consent Solicitation Statement, dated January 15, 2003 (as the same may be amended, supplemented or otherwise modified from time to time, the "Offering Memorandum/Consent Solicitation Statement"). This First Supplemental Indenture evidences the proposed amendments described in the Offering Memorandum/Consent Solicitation Statement.

         All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities issued under the Indenture from and after the date of this First Supplemental Indenture, as follows:

         Section  1.       Amendments to the Indenture

         The following definitions are amended and restated in their entirety, or added to Section 1.1 of the Indenture in their alphabetically appropriate place, as applicable, to read as follows (deletions are indicated by a line through the deleted text and new language is indicated by a double underline):

         "JII Holdings" means JII Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company.

         "JII Holdings Finance" means JII Holdings Finance Corporation, a Delaware corporation.

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         "JII Holdings Indenture" means the Indenture, dated as February 18,
2004, by and among the Company, JII Holdings, JII Holdings Finance and U.S. Bank National Association with respect to the JII Holdings Notes.

         "JII Holdings Notes" means the 13% Senior Secured Notes due 2007 of JII Holdings and JII Holdings Finance issued pursuant to the JII Holdings Indenture.

         "Other Permitted Indebtedness" means:

                  (i) Indebtedness of the Company and its Restricted Subsidiaries existing as of the Issue Date and all related Obligations as in effect on such date (including the Series B Notes, the Discount Debentures and the Securities);

                  (ii) Indebtedness of the Company and its Restricted Subsidiaries in respect of bankers' acceptances and letters of credit (including, without limitation, letters of credit in respect of workers' compensation claims) Issued in the ordinary course of business, or other Indebtedness in respect of reimbursement-type obligations regarding workers' compensation claims;

                  (iii)    Refinancing Indebtedness, provided that:

                           (A) the principal amount of such Refinancing Indebtedness shall not exceed the outstanding principal amount of Indebtedness (including unused commitments) so extended, refinanced, renewed, replaced, substituted or refunded plus any amounts incurred to pay premiums, fees and expenses in connection therewith,

                           (B) except for the JII Holdings Notes, the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded, and

                           (C) in the case of Refinancing Indebtedness for subordinated Indebtedness, such Refinancing Indebtedness shall be subordinated to the Securities at least to the same extent as the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded;

                  (iv) intercompany Indebtedness of and among the Company and its Restricted Subsidiaries (excluding guarantees by Restricted Subsidiaries of Indebtedness of the Company not Issued in compliance with Section 4.15);

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                  (v)      Indebtedness of the Company and its Restricted
                           Subsidiaries Issued in connection with making permitted Restricted Payments under clause (iv) or
                           (v) of Section 4.5(b) and guarantees by the Company of Capital Lease Obligations of the Company's Nonrestricted Subsidiaries up to the aggregate amount permitted by clause (xv) of Section 4.5(b);

                  (vi) Indebtedness of any Nonrestricted Subsidiary; provided that such Indebtedness is nonrecourse to the Company and its Restricted Subsidiaries and the Company and its Restricted Subsidiaries have no Obligations with respect to such Indebtedness;

                  (vii) Indebtedness of the Company and its Restricted Subsidiaries under Hedging Obligations;

                  (viii) Indebtedness of the Company and its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business;

                  (ix) Indebtedness of any Person at the time it is acquired as a Restricted Subsidiary; provided that such Indebtedness was not Issued by such Person in connection with or in anticipation of such acquisition and that such Indebtedness is nonrecourse to the Company and any other Restricted Subsidiary and the Company and such other Restricted Subsidiaries have no Obligations with respect to such Indebtedness;

                  (x) guarantees by Restricted Subsidiaries of Indebtedness of any Restricted Subsidiary if the Indebtedness so guaranteed is permitted under this Indenture;

                  (xi) guarantees by a Restricted Subsidiary of Indebtedness of the Company if the Indebtedness so guaranteed is permitted under this Indenture and the Securities are guaranteed by such Restricted Subsidiary to the extent required by Section 4.15;

                  (xii) guarantees by the Company of Indebtedness of any Restricted Subsidiaries if the Indebtedness so guaranteed is permitted under this Indenture;

                  (xiii) Indebtedness of the Company and its Restricted Subsidiaries Issued in connection with performance, surety, statutory, appeal or similar bonds in the ordinary course of business; and

                  (xiv) Indebtedness of the Company and its Restricted Subsidiaries Issued in connection with agreements providing for indemnification, purchase price

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                           adjustments and similar obligations in connection
                           with the sale or disposition of any of their business, properties or assets.

         "Permitted Liens" means:

         (a) with respect to the Company and the Restricted Subsidiaries,

                  (1) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

                  (2) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

                  (3) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (4) Liens incurred on deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

                  (5) easements, rights-of-way, zoning or other restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries incurred in the ordinary course of business;

                  (6) Liens (including extensions, renewals and replacements thereof) upon property acquired (the "Acquired Property") after the Issue Date, provided that

                           (A) any such Lien is created solely for the purpose of securing Indebtedness representing, or Issued to finance, refinance or refund, the cost (including the cost of construction) of the Acquired Property,

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                           (B)      the principal amount of the Indebtedness
                                    secured by such Lien does not exceed 100% of the cost of the Acquired Property,

                           (C) such Lien does not extend to or cover any property other than the Acquired Property and any improvements on such Acquired Property, and

                           (D) the Issuance of the Indebtedness to purchase the Acquired Property is permitted by
                                    Section 4.7;

                  (7) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (8) judgment and attachment Liens not giving rise to an Event of Default;

                  (9) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries;

                  (10) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and that are within the general parameters customary in the industry, in each case securing Indebtedness under Hedging Obligations;

                  (11) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Restricted Subsidiaries;

                  (12) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or its Restricted Subsidiaries in the ordinary course of business;

                  (13) any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease;

                  (14) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                  (15) Liens existing on the Issue Date and any extensions, renewals or replacements thereof;

                  (16) any Lien granted to the Trustee under this Indenture and any substantially equivalent Lien granted to any trustee or similar institution under any indenture for senior Indebtedness permitted by the terms of this Indenture; and

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                  (17)     any Lien granted to secure (a) the JII Holdings Notes
                           and (b) any guarantee of the JII Holdings Notes.

         (b)      with respect to the Restricted Subsidiaries,

                  (1) Liens securing Restricted Subsidiaries' reimbursement Obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

                  (2) Liens securing Indebtedness Issued by Restricted Subsidiaries if such Indebtedness is permitted by (A)
                           Section 4.7(a), (B) Section 4.7(b)(i), (b)(ii),
                           (b)(iii) or (b)(iv), or (C) clause (i), (iii) (to the extent the Indebtedness subject to such Refinancing Indebtedness was subject to Liens), (vii), (ix) or
                           (x) of the definition of Other Permitted
                           Indebtedness;

                  (3) Liens securing intercompany Indebtedness Issued by any Restricted Subsidiary to the Company or another Restricted Subsidiary;

                  (4) additional Liens at any one time outstanding with respect to assets of the Restricted Subsidiaries the aggregate fair market value of which does not exceed $10,000,000 (the fair market value of any such asset is to be determined on the date such Lien is granted on such asset); and

                  (5) Liens securing guarantees by Restricted Subsidiaries of Indebtedness Issued by the Company if such guarantees are permitted by clause (xi) (but only in respect of the property, rights and assets of the Restricted Subsidiaries Issuing such guarantees) of the definition of Other Permitted Indebtedness; and

         (c)      with respect to the Company,

                  (1) Liens securing Indebtedness Issued by the Company under the Credit Agreement if such Indebtedness is permitted by Section 4.7 (including, but not limited to, Indebtedness Issued by the Company under the Credit Agreement pursuant to Section 4.7(b)(i) and/or
                           (iv));

                  (2) Liens securing Indebtedness of the Company if such Indebtedness is permitted by clauses (i), (iii) (to the extent the Indebtedness subject to such Refinancing Indebtedness is subject to Liens) or
                           (vii) of the definition of Other Permitted
                           Indebtedness; and

                  (3) Liens securing guarantees by the Company of Indebtedness Issued by Restricted Subsidiaries if (x) such Indebtedness is permitted by Section 4.7 (including, but not limited to, Indebtedness Issued by Restricted Subsidiaries under the Credit Agreement pursuant to Sections 4.7(b)(i) and/or (v)) and (y) such guarantees are permitted by clause (xii) (but only

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                           in respect of Indebtedness Issued by the Restricted
                           Subsidiaries under the Credit Agreement pursuant to
                           Section 4.7) of the definition of Other Permitted Indebtedness;

provided, however, that, notwithstanding any of the foregoing, the Permitted Liens referred to in clause (c) of this definition shall not include any Lien on Capital Stock of Restricted Subsidiaries held by the Company (as distinguished from Liens on Capital Stock of Restricted Subsidiaries held by other Restricted Subsidiaries) other than Liens securing (A) Indebtedness of the Company Issued under the Credit Agreement pursuant to Section 4.7 and any permitted Refinancing Indebtedness of such Indebtedness and (B) guarantees by the Company of Indebtedness Issued by Restricted Subsidiaries under the Credit Agreement pursuant to Section 4.7 and any permitted Refinancing Indebtedness of such Indebtedness.

         Section 2.        Effectiveness; Termination

         (a) This First Supplemental Indenture is entered into pursuant to and consistent with Section 9.2 of the Indenture, and nothing herein shall constitute an amendment, supplement or waiver requiring the approval of each Holder pursuant to clauses (1) through (6) of the last paragraph of Section 9.2.

         (b) This First Supplemental Indenture shall become effective and binding on the Company, the Trustee and the Holders of the Securities upon the execution and delivery by the parties to this First Supplemental Indenture; provided, however, that the provisions of the Indenture referred to in Section 1 above (such provisions being referred to as the "Amended Provisions") will remain in effect in the form they existed prior to the execution of this First Supplemental Indenture, and the deletions and the amendments to the Amended Provisions will not become operative, and the terms of the Indenture will not be amended, modified or deleted, in each case, until the closing of the Exchange Offer (as defined in the Offering Memorandum/Consent Solicitation Statement)(the "Operative Date").

         Section 3.        Reference to and Effect on the Indenture.

         (a) On and after an Operative Date, each reference in the Indenture to "the Indenture," "this Indenture," "hereunder," "hereof" or "herein" shall mean and be a reference to the Indenture as supplemented by this First Supplemental Indenture unless the context otherwise requires.

         (b) Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

         Section 4.        Governing Law.

         This First Supplemental Indenture shall be construed and enforced in accordance with, and interpreted under, the internal laws of the State of New York, without reference to the conflict of laws provisions thereof.

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         Section 5.        Counterparts and Methods of Execution.

         This First Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties, notwithstanding that all parties have not signed the same counterpart.

         Section 6.        Titles.

         Section titles are for descriptive purposes only and shall not control or alter the meaning of this First Supplemental Indenture as set forth in the text.

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         IN WITNESS WHEREOF, the Company and the Trustee have caused this First
Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized all as of the day and year first above written.

                                            JORDAN INDUSTRIES, INC.

                                            By: /s/ Gordon L. Nelson, Jr.
                                            Name: Gordon L. Nelson, Jr.
                                            Title: Senior Vice President

                                            U.S. BANK NATIONAL ASSOCIATION, as
                                            Trustee

                                            By: /s/ Richard H. Prokosch
                                            Name: Richard H. Prokosch
                                            Title: Vice President

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